Exhibit 10.1
BJ SERVICES COMPANY DIRECTORS’ BENEFIT PLAN
AMENDMENT, TERMINATION AND LIQUIDATION AGREEMENT
     THIS AMENDMENT, TERMINATION AND LIQUIDATION AGREEMENT is irrevocably entered into by BJ Services Company LLC, a Delaware limited liability company (the “Company”),
WITNESSETH:
     WHEREAS, the Agreement and Plan of Merger dated as of August 30, 2009 among Baker Hughes Incorporated, the Company and BJ Services Company (the “Merger Agreement”) provides for the merger of BJ Services Company with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Baker Hughes Incorporated (the “Merger”);
     WHEREAS, BJ Services Company previously established the BJ Services Company Directors’ Benefit Plan (the “Plan”);
     WHEREAS, section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) provides that a payment under a plan that is subject to Section 409A may be made pursuant to a termination and liquidation of the plan in accordance with the requirements of Treasury Regulation §1.409A-3(j)(4)(ix)(B), which requires that the plan be terminated and liquidated pursuant to irrevocable action taken by the service recipient within 30 days preceding or within 12 months following a change in control event, as defined in Treasury Regulation §1.409A-3(i)(5), if all agreements, programs, and other arrangements which are aggregated with the plan under Treasury Regulation §1.409A-1(c)(2) are also terminated and are liquidated within 12 months of the date the Company irrevocably takes all necessary action to terminate and liquidate such agreements, programs and arrangements;
     WHEREAS, the Company has determined that the consummation of the Merger constitutes a change in control event as defined in Treasury Regulation §1.409A-3(i)(5); and
     WHEREAS, the Company has irrevocably determined to (a) terminate and liquidate the Plan and all agreements, programs, and other arrangements which are aggregated with the Plan under Treasury Regulation §1.409A-1(c)(2), in accordance with the requirements of Treasury Regulation §1.409A-3(j)(4)(ix)(B), effective as of July 22, 2010 and (b) distribute all benefits under the Plan in single lump sum payments as soon as administratively practicable following the termination of the Plan and not later than December 31, 2010;
     NOW, THEREFORE, effective as of July 22, 2010, the Plan is amended as follows:
     1. The last sentence of Section 12.2 of the Plan is deleted and the following sentences are inserted in its stead:
In the event that the Plan is terminated pursuant to this Section 12.2, each Participant’s remaining unpaid Benefit will be paid to such Participant in the form of a single lump sum payment, the amount of which shall be equal to the Net

Present Value of the remaining annual installments that would have been payable under Section 3.4(b)(1), in full satisfaction of such Participant’s Benefits hereunder. For this purpose, each Participant’s Termination Date shall be April 28, 2010 and accordingly the Applicable Interest Rate to be used shall be 4.82%.
     2. The following new Article XV is hereby added to the Plan:
ARTICLE XV
PLAN TERMINATION
     15.1 Notwithstanding any other provision of the Plan to the contrary, all Benefits shall be paid to all Participants, former Participants or designated beneficiaries in single lump sum payments as soon as administratively practicable following July 22, 2010 (the “Termination Date”), and not later than December 31, 2010, in full satisfaction of all Participants’, former Participants’ and beneficiaries’ Benefits under the Plan as computed under Section 12.2 of the Plan.
     15.2 All Benefits under the Plan shall be paid only in a manner that complies with the requirements of section 409A of the Code and the Department of Treasury Regulations issued thereunder.
     15.3 Notwithstanding any other provision of the Plan to the contrary, the Plan is hereby irrevocably terminated, as amended herein, on the Termination Date.

     IN WITNESS WHEREOF, the Company has caused this Amendment, Termination and Liquidation Agreement to be executed this 23rd day of July, 2010.

BJ SERVICES COMPANY LLC
By:	/s/ John H. Lohman
Title: Vice President